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                                                                    EXHIBIT 23.4




                          CONSENT OF FINANCIAL ADVISOR


We hereby consent to the discussion relative to our opinion delivered to the Boards of Directors of Interwest Bancorp and Interwest Bank in connection with the proposed reorganization of Interwest Bank in order to become a wholly owned subsidiary of Interwest Bancorp; in the Proxy Statement and Prospectus included in the Colonial BancGroup, Inc.'s Registration Statement on Form S-4 under the caption "The Merger - Repurchase of Minority Shares" and to the reference to our firm in such Proxy Statement and Prospectus.



/s/ David A. Alford
Principal




TASG, Inc.
Dba The Alford - Spencer Financial Group
August 19, 1998